Exhibit 10.2

4,786,827 Shares

ENDURANCE SPECIALTY HOLDINGS LTD.

Ordinary Shares, Par Value $1.00 Per Share

UNDERWRITING AGREEMENT

September 10, 2007

September 10, 2007

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Deutsche Bank AG, London Branch (the “Forward Counterparty”) proposes to sell to Deutsche Bank Securities Inc. (the “Underwriter”) 2,200,000 ordinary shares of Endurance Specialty Holdings Ltd., a Bermuda company (the “Company”), par value $1.00 per share (the “Hedge Shares”). The outstanding ordinary shares of the Company, par value $1.00 per share, are hereinafter referred to as the “Ordinary Shares.” The Forward Counterparty has entered into a forward stock purchase agreement, consisting of a Confirmation (which incorporates the terms of an ISDA Master Agreement) dated the date hereof, with the Company (the “Forward Purchase Contract”), pursuant to which the Company has agreed to issue, and the Forward Counterparty has agreed to purchase (subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Purchase Contract)), pursuant to the terms of the Forward Purchase Contract, a number of Ordinary Shares specified thereunder. The Forward Counterparty or its affiliates also propose to sell from time to time an additional 2,586,827 Ordinary Shares (the “Additional Shares,” and, together with the Hedge Shares, the “Shares”), which the Forward Counterparty or its affiliates will sell in connection with the Forward Purchase Contract.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus on Form S-3 (File No. 333-130464), relating to the registration of certain securities described therein, including the Shares. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus effective December 19, 2005 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act of 1933, as amended (the “Securities Act”)) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of Purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated September 10, 2007. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to

Rule 430B shall be considered to be included in the Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Schedule I hereto, as of the Applicable Time of Sale (as defined herein), and the information set forth in Schedule II hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. If the Company has filed an abbreviated registration statement to register Additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. As used herein, “Applicable Time of Sale” shall mean 8 A.M., on September 11, 2007, New York City time.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriter and the Forward Counterparty that (i) as of the Applicable Time of Sale and (ii) as of the Closing Date:

(i) Effectiveness of the Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) Compliance with Registration Requirements. (a) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (c) the Time of Sale Prospectus does not contain, at the Applicable Time of Sale, and at the Closing Date (as defined herein), as it may be then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration

Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein;

(iii) Incorporated Documents. The documents filed with the Commission by the Company and incorporated by reference in the Time of Sale Prospectus or the Prospectus when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; none of such documents as of its time of filing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv) Free Writing Prospectuses. The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed will not, as of its issue date and through the Closing Date for such Shares, include any information that conflicts with the information contained in the Registration Statement and the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus;

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus, and audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act;

(vi) Financial Statements. The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, said balance sheet, statement of income and financial statements have been prepared in conformity with United

States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Time of Sale Prospectus and the Prospectus;

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise;

(viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(ix) Good Standing of Subsidiaries. Each of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Reinsurance Corporation of America (“Endurance U.S.”), Endurance Worldwide Insurance Limited (“Endurance U.K.”), Endurance American Insurance Company (“Endurance American”) and Endurance American Specialty Insurance Company (“Endurance American Specialty”) (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding share capital or capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary. Except for Endurance Worldwide Holdings Limited, Endurance U.S. Holdings Corp., Endurance Services Limited, Endurance Specialty Marketing Corp., Endurance Specialty Marketing Corp. of Illinois, Endurance U.S. Specialty Services Corp., Endurance Specialty Marketing Corp., Endurance Specialty Insurance Marketing Corp. of Massachusetts, Endurance Elite Assurance Corp. Ltd. and American Merchants Casualty Company each of which are immaterial and are not “significant subsidiaries” of the Company as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company;

(x) Capitalization. Based solely on the Certified Register of Shareholders of the Company: (A) all of the currently issued and outstanding shares of share capital of the Company has been duly and validly authorized and issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the “Outstanding Shares”); and (B) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries. Except as set forth in the Time of Sale Prospectus and the Prospectus or as otherwise communicated by the Company to the Representatives, there are no outstanding options, warrants or other rights requiring the issuance of, and there are no commitments, plans or arrangements to issue, any shares of share capital of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of share capital of the Company or any of it subsidiaries. The form of certificates for the Shares will conform to the requirements of the laws of Bermuda;

(xi) Authorization and Execution of Forward Purchase Contract. The Forward Purchase Contract to which the Company is a party has been duly authorized by the Company and as of the Closing Date will have been duly executed and delivered by the Company, and will be a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms;

(xii) Authorization and Execution of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xiii) Authorization of the Shares. The Shares have been duly authorized and, if and when issued and delivered by the Company in accordance with the terms of the Forward Purchase Contract, will be validly issued, fully paid and non assessable, and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares to be issued in connection therewith from the Company. No holder of the Shares will be subject to personal liability by reason of being such a holder;

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults under the material Agreements and Instruments that would not result in a Material Adverse Effect; the issue and sale by the Company of the Shares, if and when issued, the execution and delivery of this Agreement and the Forward Purchase Contract to which the Company is a party and the compliance by the Company, the Shares, this Agreement and the Forward Purchase Contract to which it is a party, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations under this Agreement and the Forward Purchase Contract do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xv) Financial Assistance. On the date hereof and upon the issuance of the Shares, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the “Companies Act”);

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Time of Sale Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect; and

(xvii) Possession of Intellectual Property. The Company and the Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the execution, delivery and performance of the Forward Purchase Contract or this Agreement or the consummation of the transactions contemplated hereby and thereby, except (i) such as have been already obtained or as may be required under state securities or blue sky laws and (ii) such as have been obtained from the Bermuda Monetary Authority; and (iii) the Prospectus shall be filed with the Registrar of Companies prior to or as soon as reasonably practicable after publication.

(xix) Licenses and Authorizations. Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (each, an “Authorization”) which are necessary to conduct the business now conducted by it as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Authorizations, individually or in the aggregate, would not have a Material Adverse Effect; all of such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Authorization which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect. Except as otherwise described in or contemplated by the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, or (B) the making of a distribution on any Designated Subsidiary’s capital stock;

(xx) Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

(xxi) Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect;

(xxii) Internal Controls.

a.

The Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

b.

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). As of the date hereof, to the knowledge of the Company, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting, it being understood that the management of the Company has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after June 30, 2007.

(xxiii) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures were effective as of the end of the quarter ended June 30, 2007. As of the date hereof, to the knowledge of the Company, such disclosure controls and procedures are effective, it being understood that the management of the Company has not conducted an evaluation the effectiveness of the Company’s disclosure controls and procedures for any period after June 30, 2007;

(xxiv) Investment Company Act. The Company is not, and solely after giving effect to the offering and sale of the Shares, if any, assuming the Shares were issued as of the date hereof, and the other transactions contemplated by the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act;

(xxv) Stamp Duty, Excise Tax, Etc. None of the Underwriter or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares, assuming the Shares were issued as of the date hereof to the Underwriter or to any subsequent purchasers;

(xxvi) Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes), assuming the Shares were issued as of the date hereof;

(xxvii) No Ratings Downgrade. Except as disclosed in the Time of Sale Prospectus, the Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by Standard & Poor’s Rating Services, Moody’s Investor Service and A.M. Best Company Inc., the only “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) under the Securities Act which currently has publicly released a rating of the financial strength of the Company or any of its subsidiaries.

2. Agreements to Sell and Purchase. The Forward Counterparty hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees to purchase the Hedge Shares from the Forward Counterparty at $39.17 per share (the “Purchase Price”). The Forward Counterparty may sell from time to time to the Underwriter the Additional Shares.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares or the Forward Purchase Contract, (B) a share purchase program by the Company for its Ordinary Shares, (C) the issuance by the Company of Ordinary Shares or Class A shares upon the exercise, vesting or conversion of currently outstanding options, warrants, restricted share units or restricted shares on the date hereof of which the Underwriter has been advised in writing, (D) grants by the Company of employee options or other equity-based compensation pursuant to the terms of a plan in effect on the date of this Agreement, or (E) the issuance by the Company in an underwritten offering of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares to raise funds as a result of a large loss event impacting the Company’s reinsurance or insurance portfolio, where in the good faith judgment of management, such additional funds are necessary to maintain the Company’s existing ratings or ratings outlook.

3. Payment and Delivery. Payment for the Hedge Shares to the Forward Counterparty shall be made in Federal or other funds immediately available in New York City against delivery of such shares for the account of the Underwriter at 10 A.M., New York City time, on September 14, 2007 or at such other time on the same or such other date, not later than September 20, 2007, as shall be designated in writing by the Underwriter. The date and time of the payment will be referred to as the “Closing Date.”

The Hedge Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date. The Hedge Shares shall be delivered to the Underwriter on the Closing Date for the its account, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

4. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(i) Absence of Material Adverse Change or Development. (1) As of the Closing Date, except as disclosed in the Time of Sale Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, considered as a whole, from the dates as of which information is given in the Time of Sale Prospectus; and (2) except as disclosed in the Time of Sale Prospectus, since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock of the Company (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares or upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus) or long-term debt of the Company or any of its subsidiaries, the effect of which in any such case described in clause (1) or (2), is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii) Company Officer’s Certificates. As of the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(iii) Opinion of Counsel for Company. The Underwriter and the Forward Counterparty shall have received on the Closing Date, a favorable opinion from Skadden,

Arps, Slate, Meagher & Flom LLP, special New York counsel and transaction counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A-1; and a written opinion from John V. Del Col, General Counsel of the Company, dated the Closing Date, covering the matters referred to in Exhibit A-4. The Underwriter shall also have received on the Closing Date, a favorable opinion and negative assurance letter from Skadden, Arps, Slate, Meagher & Flom LLP covering the matters referred to in Exhibit A-2 and Exhibit A-3.

(iv) Opinion of Bermuda Counsel to the Company. The Underwriter and the Forward Counterparty shall have received on the Closing Date an opinion of Appleby, special Bermuda counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B.

(v) Opinion of Counsel to the Underwriter. The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriter, and Cleary Gottlieb Steen & Hamilton LLP, transaction counsel to the Underwriter, each dated the Closing Date, in form satisfactory to the Underwriter.

(vi) Accountant’s Comfort Letter and Bring-Down Comfort Letter. The Underwriter shall have received, on each of the date of this Agreement and on the Closing Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter and the Forward Counterparty, from Ernst & Young Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(vii) Satisfaction of Condition Precedents. The Company shall have satisfied in all respects the conditions precedent to effectiveness of the Forward Purchase Contract, other than with respect to Section 4(a)(i) thereof, on or before the Closing Date.

(viii) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Underwriter and certain executive officers of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriter on or before the Closing Date, shall be in full force and effect on the Closing Date.

5. Covenants of the Company. In further consideration of the agreements of the Underwriter and the Forward Counterparty herein contained, the Company covenants with the Underwriter and the Forward Counterparty as follows:

(i) To furnish to the Underwriter, without charge, 5 conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this

Agreement and during the period mentioned in Section 5(d) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(ii) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii) To furnish to the Underwriter a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus which the Underwriter has not consented to in advance, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 433(d) under the Securities Act any free writing prospectus required to be filed pursuant to such rule.

(iv) Subject to the rights of the Company under Section 4(a) of the Forward Purchase Contract, if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will notify the Underwriter of such event, and either (A) (1) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and (2) at its own expense, supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request or (B) instruct the Underwriter and the Forward Counterparty to discontinue offers and sales of the Additional Shares until such time as the Company informs the Underwriter and the Forward Counterparty that offers and sales may be resumed (such days during which offers and sales of the Additional Shares are so discontinued, “Suspension Days”).

(v) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(vi) To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(vii) Each of the Company and the Forward Counterparty agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing or reproduction of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus (including supplements) and of each amendment thereto, (b) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (c) the fees and disbursements of the counsel, accountants and other advisors for the Company, (d) any registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (the “Blue Sky Survey”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification (such fees and disbursements of counsel not to exceed $10,000)), (e) the printing, printing and delivery of copies of the Time of Sale Prospectus and the Prospectus, (f) the preparation, printing and delivery of copies of the Blue Sky Survey and any supplement thereto, (g) the cost of printing certificates representing the Shares, (h) the fees and expenses of any transfer agent or registrar for the Shares, (i) the fees and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show, provided except as provided in this Section and Sections 9 and 7(iii) hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make. If this Agreement is terminated by the Underwriter in accordance with the provisions of Sections 4 or 8(ii)(a) hereof, the Company shall reimburse the Underwriter for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(viii) Upon the filing or furnishing by Company with the Commission of a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only with respect to the items set forth in section 2 thereof; provided that with respect to a Form 8-K relating to the transaction specified by the Company to the Underwriters such documentation may at the option of the Company, be furnished upon the closing of the transaction), unless at such time all of the Additional Shares have been sold as contemplated in this Agreement, the Underwriter may request that the Company deliver, or cause to be delivered, to the Forward Counterparty (a) a letter confirming as of such date the statements contained in the negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP set forth on Exhibit A-2 hereto and (b) a letter dated as of such date from Ernst & Young LLP of the type described in Section 4(vii) of this Agreement. In the event that the Company does not satisfy such request, then the Underwriter may instruct the Company that each subsequent day, to the date of delivery, be deemed a Suspension Day.

(ix) To afford the Underwriter, the Forward Counterparty and any affiliates of the Underwriter or the Forward Counterparty on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which the Underwriter, the Forward Counterparty or any affiliates of the Underwriter or the Forward Counterparty acts as an underwriter of equity securities (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(x) The Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

6. Covenants of the Underwriter. The Underwriter hereby represents and agrees that:

(i) It has not made, and will not make any offer relating to the Shares that would constitute a free writing prospectus, without the prior consent of the Company, which consent shall not be unreasonably withheld.

(ii) Any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by the Underwriter, which is not consented to in advance by the Company.

(iii) Any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, as to which the Underwriter makes no representation or warranty, complied in all material respects with the Securities Act.

(iv) In the event the Company instructs the Underwriter to discontinue offers and sales of the Additional Shares pursuant to Section 5(iv)(B), it shall refrain from making any offer or sale of the Additional Shares during the Suspension Days.

7. Effective Date of Agreement; Termination.

(i) Effective Date. This Agreement shall become effective as of the date first above written and shall remain in force until terminated as provided in this Section 7;

(ii) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (c) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) if a banking moratorium has been declared by either federal or New York authorities.

(iii) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5(vii) hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

8. Indemnification.

(i) As used herein:

“Indemnified Party” means a person entitled to indemnity under paragraph (ii), (iii), or (iv) of this Section 8.

“Indemnifying Party” means a person providing indemnity under paragraph (ii), (iii), or (iv) of this Section 8.

“Underwriter Information” means all information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto or any preliminary prospectus in reliance upon and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Forward Counterparty and the Company expressly for use therein; it being understood and agreed that such information furnished by the Underwriter consists solely of the following: The information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any preliminary prospectus in paragraphs 5, 6, 12 and 13 under the caption “Underwriting.”

“Proceeding” means any action, suit or proceeding.

“Forward Counterparty Information” means all information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto or any preliminary prospectus describing the Forward Counterparty; it being understood and agreed that such information furnished by the Forward Counterparty consists solely of the following: The information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any preliminary prospectus in paragraphs 7 and 8 under the caption “Underwriting”.

“Company Information” means all information contained or incorporated by reference in or omitted from the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any preliminary prospectus other than the Underwriter Information and the Forward Counterparty Information.

(ii) Indemnification by Company. The Company agrees to jointly and severally indemnify and hold harmless the Underwriter, the directors, officers, employees, members and agents of the Underwriter, the Forward Counterparty and each person who controls the Underwriter or the Forward Counterparty within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Company Information or any other information provided by the Company to any holder or prospective purchaser of the Shares hereof, or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

(iii) Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, the Forward Counterparty, and each of their respective directors, each of their respective officers, and each person who controls the Company and the Forward Counterparty within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Forward Counterparty to the Underwriter, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(iv) Indemnification by Forward Counterparty. The Forward Counterparty agrees to indemnify and hold harmless the Company, the Underwriter, the directors of the Company and the Underwriter, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity in subsection (ii) above from the Company to the Underwriter and the Forward Counterparty, but only with reference to the Forward Counterparty Information.

(v) Actions against Parties; Notification. Promptly after receipt by an Indemnified Party under paragraphs (ii) through (iv) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under such subsection, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. An Indemnifying Party may participate at its own expense in the defense of any such action; provided that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(vi) Control Persons. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter or within the meaning of the Securities Act and the obligations of the Underwriter under this Section 8 shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Contribution. If the indemnification provided for in paragraph (ii) or (iii) or (iv) of Section 8 hereof is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any reason, the Company, the Forward Counterparty and the Underwriter agree to contribute to the aggregate losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 8, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative benefits received by the Underwriter and the Forward Counterparty on the one hand and by the Company on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Underwriter and the Forward Counterparty on the one hand and of the Company on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter and the Forward Counterparty, as applicable, on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriter and the Forward Counterparty on the one hand and of the Company on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to:

(i)	the Underwriter shall be delivered or sent by courier or facsimile transmission to the address set forth below (or such other address as the Underwriter may give notice of to the parties hereto):

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile number: 212-797-9344

Attention: Equity Capital Markets Syndicate Desk

With a copy to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile number: 212-797-4561

Attention: General Counsel

(ii)	the Company shall be delivered or sent by courier or facsimile transmission to the address set forth below (or such other address as the Company may give notice of to the parties hereto):

Endurance Specialty Holdings Ltd.

Wellesley House

90 Pitts Bay Road

Pembroke HM 08, Bermuda

Facsimile number: 441-278-0401

Attention: General Counsel

(iii)

the Forward Counterparty shall be delivered or sent by mail, telex or facsimile transmission to address set forth below (or such other address as the Forward Counterparty may give notice of to the parties hereto):

Deutsche Bank AG, London Branch

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Facsimile number: 212-797-9344

Attention: Documentation Department

11. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign solely by reason of such purchase.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY THE UNDERWRITER OR BY ANY PERSON WHO CONTROLS THE UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.

The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. No fiduciary duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriter or the Forward Counterparty may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter or the Forward Counterparty: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter and the Forward Counterparty, on the other, exists; (ii) the Underwriter and the Forward Counterparty are not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Purchase Price, and such relationship between the Company on the one hand, and the Underwriter and the Forward Counterparty, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter or the Forward Counterparty may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and the Forward Counterparty and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter or the Forward Counterparty with respect to any breach of fiduciary duty in connection with the sale of the Shares.

16. Covenants of the Forward Counterparty. The Forward Counterparty hereby represents and agrees that:

(i) It shall provide a report to the Company promptly upon completion of its sale of the Shares under this Agreement and in connection with the Forward Purchase Contract, which report shall include the date of such completion and the price or prices at which the Shares were sold to the public by the Underwriter or the Forward Counterparty, as the case may be.

(ii) In the event the Company instructs the Forward Counterparty to discontinue offers and sales of the Additional Shares pursuant to Section 5(iv)(B), it shall refrain from making any offer or sale of the Additional Shares during the Suspension Days.

Endurance Specialty Holdings Ltd.
By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel & Secretary

Accepted as of the date hereof
Deutsche Bank Securities Inc.
By:	/s/ Sunil Hariani
Name: Sunil Hariani
Title: Director
By:	/s/ Andrea Leung
Name: Andrea Leung
Title: Managing Director
Deutsche Bank AG, London Branch
By:	/s/ Sunil Hariani
Name: Sunil Hariani
Title: Director
By:	/s/ Andrea Leung
Name: Andrea Leung
Title: Managing Director

SCHEDULE I

Time of Sale Prospectus

1.	Preliminary Prospectus dated September 10, 2007.

SCHEDULE II

Time of Sale Information

Number of Ordinary Shares being offered by the Forward Counterparty through the Underwriter	2,200,000
Price at which the Ordinary Shares are being offered to the public	$39.50
Additional Ordinary Shares being offered by the Forward Counterparty through the Underwriter from time to time for sale in transactions, including block sales, on the New York Stock Exchange, in the over-the-counter market or in negotiated transactions	2,586,827
Minimum number of Ordinary Shares the Company may issue under the Forward Purchase Contract	2,984,772
Maximum number of Ordinary Shares the Company may issue under the Forward Purchase Contract	4,786,827
Participation percentage	Approximately 62.3539%
Prepayment Amount Calculation	Present value of the product of (x) the number of shares underlying the portion of the Forward Purchase Contract subject to prepayment election and (y) $31.336
Forward Cap Price	$50.2551
Forward Floor Price	$31.336

The Forward Purchase Contract will be composed of forty separate components, each relating to approximately 119,670 underlying ordinary shares. The Company expects that delivery of the ordinary shares will be made against payment therefore on September 14, 2007, which is the 3rd business day following the date of pricing of the ordinary shares.